UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 23, 2019

GCP APPLIED TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-137533	47-3936076
(Commission File Number)	(IRS Employer Identification No.)

62 Whittemore Avenue
Cambridge, Massachusetts	2140
(Address of Principal Executive Offices)	(Zip Code)

(617) 876-1400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2019, Marcia J. Avedon, a member of the Board of Directors of GCP Applied Technologies Inc. (the “Company”), notified the Board of her decision not to stand for re-election at the Company’s 2019 annual meeting of stockholders. Ms. Avedon will serve out her remaining term as a director, which will expire immediately following the 2019 annual meeting. The Board expressed its deep appreciation for Ms. Avedon’s service to the Company and the Board, including her leadership in Chairing the Compensation Committee of the Board and her many contributions in helping to establish the Company upon its spinoff from W. R. Grace in 2016.

Immediately following the Company’s 2019 annual meeting of stockholders, Class II of the Board, of which Ms. Avedon is currently a member, will be reduced to two directors and the Company’s Board size will be reduced to eight directors. As a result, five directors will stand for election at the Company’s 2019 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

GCP APPLIED TECHNOLOGIES INC.
(Registrant)

	By	/s/ John W. Kapples
John W. Kapples
Vice President and General Counsel

Dated: January 29, 2019